EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-200871 on Form S-8 and Registration Statement No. 333-209036 on Form S-3 of our report dated August 22, 2014 (except for Note 24, as to which the date is March 16, 2015), relating to the consolidated financial statements and financial statement schedule of ASP HHI Holdings, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Metaldyne Performance Group Inc. for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP
Detroit, MI
February 29, 2016